Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of Baird Funds, Inc. (the "Company"), hereby certifies, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Mary Ellen Stanek                           /s/ Leonard Rush
---------------------                           ----------------
Mary Ellen Stanek                               Leonard Rush
President, Baird Funds, Inc.                    Treasurer, Baird Funds, Inc.

Dated: August 28, 2003

This Section 906 certification is being furnished to the SEC, rather than filed with the SEC, as permitted under applicable SEC rules.